UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dividend Capital Total Realty Trust Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ADJOURNMENT

July 1, 2011

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Dividend Capital Total Realty Trust Inc. (the “Company”), which was initially convened on June 22, 2011, has been adjourned to July 28, 2011 at 1:30 p.m. Mountain Daylight Time to permit additional time to solicit stockholder votes for the third proposal (the “Charter Amendment Proposal”), as described in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 29, 2011 (the “Proxy Statement”). The reconvened meeting will take place at the Company’s principal offices at 518 Seventeenth Street, 17th Floor, Denver, Colorado. This notice of adjournment is being mailed to stockholders of record as of the close of business on April 22, 2011 (the “Record Date”) who have not yet voted on the Charter Amendment Proposal.

As of today, 46.8% of the total shares outstanding as of the Record Date have been voted in favor of the Charter Amendment Proposal. However, more votes are needed to pass the proposal. Your vote is still very important. Please review the Charter Amendment Proposal in the Proxy Statement, which is available online at www.eproxy.com/trt, and vote today.

HOW TO VOTE:

1. Vote by Touch-Tone Phone at 1.866.977.7699: Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting you will need your control number, which is located on your proxy voting card.

2. Vote by Internet: Please visit www.eproxy.com/trt and follow the online instructions. Please note that for internet voting you will need your control number, which is located on your proxy voting card, and the last four digits of the primary stockholder’s social security number or tax identification number.

3. Vote by Mail: Please mail your signed proxy voting card(s) in the postage-paid envelope provided with your proxy materials.

You may also contact Boston Financial Data Services Inc. at 888.306.0353 if you need assistance with voting.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE CHARTER AMENDMENT PROPOSAL, AS DESCRIBED IN THE PROXY STATEMENT.

Please take the time now to cast your vote and help limit the expense of further proxy solicitation. Your vote is very important no matter how may shares you may hold.

Sincerely,

Guy Arnold, President